                                                                   EXHIBIT 10.21

                     FIRST AMENDMENT TO THE LOAN AGREEMENT

                     DATED as of the 18th day of April, 1997.

AMONG:

                                    PAGING NETWORK OF CANADA INC.

                                    (the "Borrower")

                                    - and -

                                    THE TORONTO-DOMINION BANK, as administrative agent

                                    (the "Administrative Agent")

                                    - and -

                                    THE TORONTO-DOMINION BANK and such other financial institutions as become "Banks" under the Loan Agreement

                                    (collectively, the "Banks")

        WHEREAS the Borrower, the Administrative Agent and the Banks entered into a loan agreement dated as of the 5th day of June, 1996 (the "Loan Agreement") pursuant to which the Banks agreed to establish credit facilities in favour of the Borrower;

        AND WHEREAS the Borrower, the Administrative Agent and the Banks have agreed that the Loan Agreement shall be amended, all as more particularly set forth herein;

        NOW THEREFORE, the parties agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1 DEFINED TERMS. Unless there is something in the subject matter or context inconsistent therewith, all defined terms in the Loan Agreement shall have the same meaning in this Agreement and all conventions of interpretation established in the Loan Agreement shall have the same effect in this Agreement.

1.2 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the Applicable Laws of the Province of Ontario and the Applicable Laws of Canada applicable therein.

                                   ARTICLE 2
                                   AMENDMENTS

2.1     AMENDMENT TO ARTICLE 1. Section 1 of the Loan Agreement is amended by:

    (a) the addition, in the appropriate alphabetical order, of the following definitions:

        "DEPOSIT AGREEMENT GUARANTY" shall mean that certain Guaranty in favour of the Administrative Agent for the benefit of the Banks, given by PNCHI on April 18, 1997.

        "MADTEL HOLDINGS OBLIGATIONS" shall mean the indebtedness, liabilities and obligations of MadTel Holdings to the Administrative Agent and the Banks under, or in connection with, the MadTel Holdings Agreement.

        "PNCHI" shall mean Paging Network Canadian Holdings, Inc., a Delaware corporation.

        "PNII" shall mean Paging Network International, Inc., a Delaware corporation.

        "PNNV" shall mean Paging Network International Inc., N.V., a Netherlands Corporation.

        "UNCOLLATERALIZED PORTION OF THE COMMITMENT" shall mean, as of any date, that portion of the Available Commitment in excess of the Minimum Permitted Collateral Amount.

    (b) the deletion of the definitions of "AVAILABLE COMMITMENT", "COMMITMENT", "DEPOSIT AGREEMENT", "MATURITY DATE", "MINIMUM PERMITTED COLLATERAL AMOUNT", "PERMITTED COLLATERAL", "RESTRICTED PAYMENT", "TOTAL DEBT", "TOTAL SUBSCRIBERS" and "UNITS IN SERVICE" and by the substitution therefor, in the appropriate alphabetical order, of the following:

        "AVAILABLE COMMITMENT" shall mean, as of any date, the greater of:

    (a) the Equivalent Canadian Dollar Amount of the aggregate amount of Permitted Collateral held on such date by the Administrative Agent pursuant to the Deposit Agreement; and

    (b) $41,250,000, but only to the extent that (i) the Minimum Permitted Collateral Amount is held on such date by the Administrative Agent pursuant to the Deposit Agreement, and (ii) as of the end of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Sections 6.1 or 6.2, as applicable, hereof, either (A) for the two (2) most recently completed fiscal quarters, the Leverage Ratio is less than 7.0 to 1, or (B)(i) the aggregate number of Units in Service is greater than or equal to 50,000, and (ii) Gross Revenue for the Borrower Group on a combined basis is greater than or equal to $1,600,000; or

    (c) $52,000,000, but only to the extent that (i) the Minimum Permitted Collateral Amount is held on such date by the Administrative Agent pursuant to the Deposit Agreement, and (ii) as of the end of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Sections 6.1 or 6.2, as applicable, hereof, either (A) for the two (2) most recently completed fiscal quarters, the Leverage Ratio is less than 6.0 to 1, or (B)(i) the aggregate number of Units in Service is greater than or equal to 120,000, and (ii) Gross Revenue for the Borrower Group on a combined basis is greater than or equal to $3,750,000; or

    (d) $60,000,000, but only to the extent that (i) the Minimum Permitted Collateral Amount is held on such date by the Administrative Agent pursuant to the Deposit Agreement, and (ii) as of the end of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Sections 6.1 or 6.2, as applicable, hereof, either (A) for the two (2) most recently completed fiscal quarters, the Leverage Ratio is less than 5.0 to 1, or (B)(i) the aggregate number of Units in Service is greater than or equal to 180,000, and (ii) Gross Revenue for the Borrower Group on a combined basis is greater than or equal to $5,000,000; or

    (e) $75,000,000, but only to the extent that (i) the Minimum Permitted Collateral Amount is held on such date by the Administrative Agent pursuant to the Deposit Agreement, and (ii) as of the end of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Sections 6.1 or 6.2, as applicable, hereof, either (A) for the two (2) most recently completed fiscal quarters, the

          Leverage Ratio is less than 5.0 to 1, or (B)(i) the aggregate number of Units in Service is greater than or equal to 250,000, and (ii) Gross Revenue for the Borrower Group on a combined basis is greater than or equal to $7,000,000;

          provided, however, that the Available Commitment shall not at anytime exceed the Commitment on such date; and provided, further, however, that from and after the date of any event which, with respect to the Licenses, results in a violation of the Canadian ownership and control rules promulgated under the Radio Communication Act (Canada), the Telecommunications Act (Canada) and any replacement act or any regulations made under any such act, the Available Commitment shall be as set forth in clause (a) of this definition.

     "COMMITMENT" shall mean the several obligations of the Banks to make Accommodations to the Borrower pro rata, in accordance with their respective Commitment Ratios, in an aggregate amount up to $75,000,000 pursuant to the terms hereof, as such obligations may be reduced from time to time pursuant to the terms hereof.

     "DEPOSIT AGREEMENT" shall mean that certain Deposit Agreement dated as of April 18, 1997 between PNCHI and the Administrative Agent for the benefit of the Banks.

     "MATURITY DATE" shall mean December 31, 2004, or as the case may be, such earlier date as payment of the Obligations shall be due (whether by acceleration, reduction of the Commitment to zero or otherwise).

     "MINIMUM PERMITTED COLLATERAL AMOUNT" shall mean, as of any date:

     (a) prior to April 1, 2001, $32,500,000 (or the Equivalent U.S. Dollar Amount); provided, however, that if the Available Commitment is in excess of $60,000,000 solely as a result of the application of clause
          (e)(ii)(B) of the definition of Available Commitment, then prior to making any Accommodations to the Borrower in respect of the Available Commitment in excess of $60,000,000, the Minimum Permitted Collateral Amount must increase by $.556 (or the Equivalent U.S. Dollar Amount) for each additional Dollar of Accommodations made to the Borrower; and

     (b) on or after April 1, 2001, the lesser of (i) $32,500,000 (or the Equivalent U.S. Dollar Amount), and (ii) the product of (A) 54.2% times (B) the Commitment as of such date; provided, however, that if the Available Commitment is in excess of $60,000,000 solely as a result of the application of clause (e)(ii)(B) of the definition of Available Commitment, then prior to making any Accommodations to the Borrower in respect of the Available Commitment in excess of $60,000,000, the Minimum Permitted Collateral Amount must increase by $.556 (or the Equivalent U.S. Dollar Amount) for each additional Dollar of Accommodations made to the Borrower.

         "PERMITTED COLLATERAL" shall mean (a) U.S. Dollars, (b) marketable, direct obligations of the United States of America maturing within ninety (90) days of the date of purchase, or (c) other collateral acceptable to the Banks at any time and from time to time held by or on deposit with the Administrative Agent pursuant to the Deposit Agreement as collateral for the Deposit Agreement Guaranty.

         "RESTRICTED PAYMENT" shall mean (a) any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower or any wholly-owned Subsidiary of the Borrower) on account of any general or limited partnership interest in, or shares of Capital Stock or other securities of, the Borrower or any of its Subsidiaries (other than dividends payable solely in the Capital Stock of such Person and stock splits), including, without limitation, any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower or any wholly-owned Subsidiary of the Borrower) on account of any warrants or other rights or options to acquire shares of Capital Stock of the Borrower or any of its Subsidiaries; (b) any payment of principal of, or interest on, or payment into a sinking fund for the retirement of, or any defeasance of subordinated debt; (c) any payment of principal of, or interest on, Indebtedness referred to in
         Section 7.1(g) or 7.1(h) hereof; and (d) any management, consulting or similar fees, or any interest thereon, payable by the Borrower or any of its Subsidiaries to any partner, shareholder or Affiliate of any such Person.

         "TOTAL DEBT" shall mean, as of any date with respect of any Person and its Subsidiaries on a consolidated basis, the difference between (a) the aggregate amount of Indebtedness for Money Borrowed, determined in accordance with GAAP, minus (b) the aggregate of: (i) the aggregate principal amount of Collateralized Advances and Face Amount of Collateralized Bankers' Acceptances outstanding on such date, and (ii) the aggregate amount of Indebtedness permitted to be incurred in accordance with Sections 7.1(g) and 7.1(h) hereof outstanding on such date.

          "TOTAL SUBSCRIBERS" shall mean, as of any date, the aggregate number of subscribers for the Units in Service of the Borrower Group on a combined basis.

          "UNITS IN SERVICE" shall mean, as of any date, for the Borrower Group on a combined basis, the aggregate number of wireless messaging units that are operating pursuant to valid and binding agreements with customers, in respect of which the customer is obligated to make payments at regular intervals in amounts consistent with standard industry practice, where the customer is delinquent less than sixty
          (60) days (unless the amount for such customer which is delinquent sixty (60) days or more constitutes less than thirty-five (35) percent of such customer's current monthly billing), except for governmental or corporate customers delinquent less than ninety (90) days that (a) have been serviced by such Person for at least six (6) months and have a consistent prior payment history and in which the customer has made a payment within the last forty-five (45) days equal to or greater than the amount of the current monthly billing for such customer, or (b) have a regular history of paying on their accounts amounts equal to or greater than the amount of the current monthly billing for such customer and whose total account receivable is (i) no older and (ii) no greater in dollar amount, than such account receivable was on the date ninety (90) days prior.

2.2  AMENDMENTS TO ARTICLE 2.  Article 2 of the Loan Agreement is amended by:

     (a) the deletion of Section 2.8 and the substitution therefor of the following:

          "Section 2.8 Mandatory Commitment Reductions. Commencing March 31, 2001 and at the end of each fiscal quarter thereafter, the Uncollateralized Portion of the Commitment as in effect on March 30, 2001, shall be automatically and permanently reduced by the percentages set forth below:

<Caption)
                                                           QUARTERLY PERCENTAGE
                                                             REDUCTION OF THE
                                                         UNCOLLATERALIZED PORTION OF
                                                          THE COMMITMENT IN EFFECT
          DATES OF COMMITMENT REDUCTION                       ON MARCH 30, 2001
          -----------------------------                  ---------------------------

          March 31, 2001, June 30, 2001, September 30,             2.500%
          2001 and December 31, 2001

          March 31, 2002, June 30, 2002, September 30,
          2002 and December 31, 2002                               7.500%

          March 31, 2003, June 30, 2003, September 30,
          2003 and December 31, 2003                               7.500%

          March 31, 2004, June 30, 2004, September 30,
          2004 and December 31, 2004                               7.500%

          The Borrower shall make repayment of the Accommodations outstanding under the Commitment, together with accrued interest thereon, on or before the effective date of each reduction in the Commitment under this Section 2.8, such that the aggregate principle amount of the Accommodations outstanding at no time exceeds the Commitment as so reduced. In addition, any remaining unpaid principal and interest under the Commitment shall be due and payable in full on the Maturity Date."

     (b) the deletion of the reference to "June 30, 1999" in the nineteenth line of Section 2.9(b) and the substitution therefor of "March 31, 2001".

2.3  AMENDMENTS TO ARTICLE 6. Article 6 of the Loan Agrement is amended by:

     (a) the deletion of Section 6.1 and the substitution therefor of the following:

          "Section 6.1 Quarterly Financial Statements and Information. Within forty-five (45) days after the last day of each of the first three (3) fiscal quarters of the Borrower during any fiscal year:

          (a) a copy of the balance sheets of (i) the Borrower on a consolidated and consolidating (unconsolidated) basis with its Subsidiaries, and (ii) the Borrower Group on a combined basis, in each case as at the end of such quarter and as of the end of the preceding fiscal year; and

          (b) the related statements of operations and the related statements of cash flows of (i) the Borrower on a consolidated basis with its Subsidiaries, and (ii) the Borrower Group on a combined basis, in each cash for such quarter and for the elapsed portion of the year ended with the last day of such quarter,

         all of which shall set forth in comparative form such figures as at the end of and for such quarter and appropriate prior period, shall provide consolidated and consolidating (unconsolidated) figures with respect to any acquisitions consummated during such quarter, and shall be certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of (x) the Borrower on a consolidated and consolidating (unconsolidated) basis with its Subsidiaries, and (y) the Borrower Group on a combined basis, in each case as at the end of such quarter and the results of operations for such quarter, and for the elapsed portion of the year ended with the last day of such quarter, subject only to normal year-end and audit adjustments and the absence of footnotes."

(b) the deletion of Section 6.2 and the substitution therefor of the following:

         "Section 6.2 Annual Financial Statements and Information. Within ninety (90) days after the end of each fiscal year of the Borrower:

         (a) a copy of the audited consolidated and consolidating (unconsolidated) balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and for the previous fiscal year and the related audited consolidated and consolidating (unconsolidated) statements of operations for such fiscal year and for the previous fiscal year, the related audited consolidated and consolidating (unconsolidated) statements of cash flow and stockholders' equity for such fiscal year and for the previous fiscal year, which shall be accompanied by an opinion of Ernst & Young or such other independent auditor acceptable to the Administrative Agent, certified to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of the Borrower on a consolidated and consolidating (unconsolidated) basis with its Subsidiaries as at the end of such fiscal year; and

         (b) for the Borrower Group on a combined basis, a balance sheet as of the end of such fiscal year and for the previous fiscal year and the related statement of operations for such fiscal year and for the previous fiscal year, the related statements of cash flow and stockholders' equity for such fiscal year and for the previous fiscal year, which may be prepared on an unaudited basis, but must be certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP, and to present fairly in all material respects the financial position of the Borrower Group as at the end of such fiscal year and the results of operations for such fiscal year, subject only to normal year-end and audit adjustments and the absence of footnotes."

2.4  AMENDMENTS TO ARTICLE 7. Article 7 of the Loan Agreement is amended by:

     (a)  the deletion from Section 7.1(e) of the word "and" at the end of
          Section 7.1(e); the deletion of the period (".") at the end of Section 7.1(f) and the substitution therefor of a semi-colon (";"); and the addition of Sections 7.1(g) and 7.1(h), as follows:

          (g) Indebtedness of the Borrower to MadTel Holdings so long as (i) the Indebtedness is not secured by any Lien, (ii) the corresponding debt instruments are assigned to the Administrative Agent as security for the MadTel Holdings Obligations, and (iii) any such Indebtedness is fully postponed to the Obligations. In this regard, prior to incurring any such Indebtedness, the Administrative Agent shall receive a specific assignment of receivables from MadTel Holdings, which will include a postponement from MadTel Holdings, together with any additional documentation and opinions required by the Administrative Agent, all in form and substance satisfactory to the Administrative Agent, in its sole discretion; and

          (h)  Indebtedness of the Borrower to PNII, PNNV or PNCHI so long as
               (i) the borrower is a wholly-owned Subsidiary of PNII, PNNV or PNCHI, as the case may be, (ii) the Indebtedness is not secured by any Lien, (iii) the Administrative Agent receives a limited recourse guaranty from PNII, PNNV or PNCHI, as the case may be,
               (iv) the corresponding debt instruments are assigned to the Administrative Agent as security for the obligations of PNII, PNNV or PNCHI, as the case may be, under their respective guaranties, (v) any such Indebtedness is fully postponed to the Obligations, and (vi) the Administrative Agent shall have received any additional documentation and opinions which it deems appropriate in respect of, inter alia, corporate existence, and due authorization, execution, delivery and enforceability of the guaranties referred to in this Section 7.1(h). In this regard, prior to incurring any such Indebtedness, the Administrative Agent shall receive a limited recourse guaranty from the creditors referred to in this Section 7.1(h), which will include an assignment and postponement from such creditors, together with any additional documentation and opinions required by the Administrative Agent, all in form and substance satisfactory to the Administrative Agent, in its sole discretion.

        (b) the deletion of Section 7.7 and the substitution therefor of the following:

              "Section 7.7 Restricted Payments and Purchases. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare or make any Restricted Payment or Restricted Purchase, except that so long as no Default hereunder then exists or would be caused thereby the Borrower may make (a) distributions to PNII, PNNV or PNCHI so long as the Leverage Ratio is below 4.00 to 1 (both before and after giving effect to such distribution), and (b) payments of principal of any Indebtedness referred to in
              Section 7.1(g) hereof."

        (c) the deletion of Section 7.8 and the substitution therefor of the following:

              "Section 7.8 Leverage Ratio. Commencing July 1, 1999, the Borrower shall not permit the Leverage Ratio to exceed the ratios set forth below during the periods indicated:


                            Period                      Ratio
                            ------                      -----
                   July 1, 1999 through                 6.00:1
                   December 31, 1999

                   January 1, 2000 through              5.00:1
                   June 30, 2000

                   July 1, 2000 through                 4.00:1
                   December 31, 2000

                   January 1, 2001 through              3.00:1
                   June 30, 2001

                   July 1, 2001 and thereafter          2.50:1"



        (d) the deletion of Section 7.9 and the substitution therefor of the following:

              "Section 7.9 Annualized Operating Cash Flow to Pro Forma Debt Service. Commencing January 1, 2000, the Borrower shall not permit the ratio of Annualized Operating Cash Flow to Pro Forma Debt Service for the Borrower Group on a combined basis to be less than the ratios set forth below for the periods indicated:

                         Period              Ratio
                         ------              -----
              January 1, 2000 through        1.25:1
              June 30, 2002

              July 1, 2002 and thereafter    1.50:1"

(e) the deletion of Section 7.10 and the substitution therefor of the following:

     "Section 7.10 Total Debt Per Subscriber. The Borrower shall not at any time permit the Total Debt for the Borrower Group on a combined basis divided by Total Subscribers to be greater than or equal to $175.00."

(f) the deletion of Section 7.11 and the substitution therefor of the following:

     "Section 7.11 Capital Expenditures. The Borrower shall not permit the aggregate Capital Expenditures for the Borrower Group on a combined basis to exceed the following for the fiscal years indicated:

                         Period              Total Capital Expenditures
                         ------              --------------------------
                At December 31, 1996               $45,000,000.00

                At December 31, 1997               $22,000,000.00

                At December 31, 1998               $19,000,000.00
                and thereafter

     No amount of unused Total Capital Expenditure availability may be carried forward from 1996 to 1997 or subsequent fiscal years. Commencing in 1997, to the extent not used in any fiscal year, an amount equal to the lessor of
     (a) the unused Total Capital Expenditure availability (exclusive of any carry forwards from prior periods) for such fiscal year, and (b) 15% of the Total Capital Expenditure availability shown above (exclusive of any carry forwards from prior periods) for such fiscal year, may be carried forward, in whole or in part, to subsequent fiscal years until fully utilized."

(g) the deletion of Section 7.12 and the substitution therefor of the following:

     "Section 7.12 Minimum Revenue Test. Commencing March 31, 1997 and continuing for each fiscal quarter through the fiscal quarter ending June 30, 1999, the Borrower shall not permit the aggregate Gross Revenue for the Borrower Group on a combined basis to be less than the following for the fiscal quarters indicated:


                 Quarter Ending                     Minimum Revenue
                 --------------                     ---------------
                    03/31/97                           $1,380,000
                    06/30/97                           $1,930,000
                    09/30/97                           $2,550,000
                    12/31/97                           $3,360,000
                    03/31/98                           $4,040,000
                    06/30/98                           $4,620,000
                    09/30/98                           $5,440,000
                    12/31/98                           $6,130,000
                    03/31/99                           $6,860,000
                    06/30/99                           $7,550,000"

(h) the deletion of Section 7.13 and the substitution therefor of the following:

"Section 7.13 Minimum Units in Service. Commencing March 31, 1997 and continuing for each fiscal quarter through the fiscal quarter ending June 30, 1999, the Borrower shall not permit the minimum number of Units in Service to be less than the following for the fiscal quarters indicated:

                                                    Minimum Units
                 Quarter Ending                      In Service
                 --------------                     -------------
                    03/31/97                           45,000
                    06/30/97                           62,000
                    09/30/97                           80,000
                    12/31/97                          100,000
                    03/31/98                          120,000
                    06/30/98                          147,000
                    09/30/98                          173,000
                    12/31/98                          200,000
                    03/31/99                          234,000
                    06/30/99                          274,000"

                                   ARTICLE 3
                              CONDITIONS PRECEDENT

     Without limiting the application of Article 3 of the Loan Agreement, the effectiveness of this Agreement is subject to the prior or contemporaneous fulfilment of each of the following conditions:

     (a) the transfer of the Permitted collateral from PageNet to PNCHI and the receipt by the Administrative Agent of documentation confirming such transfer;

     (b) the replacement of the PageNet Guaranty with the Deposit Agreement Guaranty;

     (c)  the execution and delivery of the Deposit Agreement by PNCHI;

     (d) MadTel Holdings shall execute a specific assignment of receivables (including a postponement) in favour of the Administrative Agent, in respect of any present and future Indebtedness of the Borrower to MadTel Holdings contemplated by Section 7.1(g) of the Loan Agreement;

     (e) PNCHI shall execute a limited recourse guaranty in favour of the Administrative Agent, which will include an assignment and postponement of any present and future Indebtedness of the Borrower to PNCHI contemplated by Section 7.1(h) of the Loan Agreement;

     (f) the delivery of legal opinions of (i) Bingham, Dana & Gould, LLP, counsel to PNCHI, in respect of, inter alia, the authorization, execution and delivery of the Deposit Agreement Guaranty, the Deposit Agreement and the guaranty referred to in Section 3(e) above,
          (ii) Powell, Goldstein, Frazer & Murphy in respect of the enforceability of the Deposit Agreement Guaranty and the Deposit Agreement, and (iii) McCarthy Tetrault, counsel to the Borrower, in respect of, inter alia, the authorization, execution, delivery and enforceability of the specific assignment of receivables referred to in Section 3(d) above, and the enforceability of the guaranty referred to in Section 3(e) above, all in form and substance satisfactory to each Bank and the Administrative Agent; and

     (g) the Administrative Agent and each Bank shall have received payment of all fees due and payable in connection with the execution of this Agreement.


                                   ARTICLE 4
                                 MISCELLANEOUS

4.1  CONFIRMATION

     Except as hereinbefore provided, the parties hereto confirm the terms and conditions of the Loan Agreement and acknowledge that the Loan Agreement as amended hereby is in full force and effect.

4.2  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same original.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:                               PAGING NETWORK OF CANADA INC.

                                        Per: /s/ G. FITZGERALD
                                             ----------------------------------
                                             (Authorized Signing Officer)


                                        Per: /s/ A. DYKSTRA
                                             ----------------------------------
                                             (Authorized Signing Officer)



ADMINISTRATIVE AGENT:                   THE TORONTO-DOMINION BANK


                                        Per: /s/ B. CHAMBERS
                                             ----------------------------------
                                             (Authorized Signing Officer)


                                        Per:
                                             ----------------------------------
                                             (Authorized Signing Officer)


BANK:                                   THE TORONTO-DOMINION BANK

                                        Per: /s/ KEN KLASSEN
                                             ----------------------------------
                                             (Authorized Signing Officer)


                                        Per: /s/ JEREMY WALKER
                                             ----------------------------------
                                             (Authorized Signing Officer)